Exhibit 99.1
Verifone Reports Results for the Third Quarter of Fiscal 2015

Revenues and Earnings per Share Exceed Guidance

SAN JOSE, Calif. - (BUSINESS WIRE) - VeriFone Systems, Inc. (NYSE: PAY):

Third Quarter Financial Highlights

•	GAAP and non-GAAP net revenues of $510 million

•	GAAP net income per diluted share of $0.08

•	Non-GAAP net income per diluted share of $0.47

•	Operating cash flow of $71 million

VeriFone Systems, Inc., the global leader in secure electronic payment solutions, today announced financial results for the three months ended July 31, 2015. GAAP and non-GAAP net revenues for the quarter were $510 million, compared to $476 million a year ago, a 7% increase, and an 18% increase on a constant currency basis. GAAP net income per diluted share for the quarter was $0.08, compared to a net loss of $0.26 a year ago. Non-GAAP net income per diluted share was $0.47, compared to $0.40 a year ago, a 18% increase.

“Q3 was a record quarter for Verifone,” said Paul Galant, Chief Executive Officer of Verifone.  “We saw the first half-billion-dollar revenue quarter in the company’s history; grew our non-GAAP earnings per share by 18 percent over last year; and outpaced both market expectations and the industry. In addition, we will begin to launch our next generation solutions at the end of this year. As we continue to make the turn from mostly shipping terminals to delivering fully integrated solutions, our next-generation of connected devices, services, and digital commerce applications will drive unprecedented value for our clients, and long-term growth for Verifone.”

The table below provides additional summary GAAP and non-GAAP financial information and comparisons.

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AND PERCENTAGES)
	Three Months Ended July 31,
	2015	2014	Change (2)
GAAP:
Net revenues	$510	$476	7%
Gross margin as a % of net revenues	40.5%	38.4%	2.1 pts
Net income (loss) per diluted share	$0.08	$(0.26)	nm

Non-GAAP (1):
Net revenues	$510	$476	7%
Gross margin as a % of net revenues	41.7%	41.6%	0.1 pts
Net income per diluted share	$0.47	$0.40	18%
(1) Reconciliations for the non-GAAP measures are provided at the end of this press release
(2) "nm" means not meaningful

Financial and Business Highlights

•
Achieved record North America net revenues for the third consecutive quarter driven by security needs and EMV migration, and increased demand for Petroleum, Media, and our Payment as a Service offerings

•	Grew share in Europe, with six European markets achieving double-digit revenue gains on a year-over-year constant currency basis

•	Grew Asia Pacific business by 11 percent sequentially; appointed accomplished leaders for the Asia Pacific region; and achieved important NCCA certification for our China subsidiary

•	Improved net revenues in Latin America 8 percent sequentially and launched next-generation global gateway offering in Mexico

•	Expanded footprint of connected devices to build an integrated network for delivering payment services and digital commerce applications, including targeted media, loyalty, and offers

•	Awarded mobile POS business of a top four U.S. wireless carrier to deploy the O/S agnostic e355 in all of its retail stores

•	Signed more than 25 U.S. merchants for Secure Commerce Architecture, expanding EMV compliance and device connectivity

•	Increased media revenues and grew global installed base of our taxi and fuel dispenser consumer-facing media screens

Guidance
Fourth fiscal quarter of 2015:

•	Non-GAAP net revenues of $510 million to $513 million

•	Non-GAAP net income per diluted share of $0.47 to $0.48

Full fiscal year 2015:

•	Non-GAAP net revenues of $1.997 billion to $2.0 billion

•	Non-GAAP net income per diluted share of $1.82 to $1.83

Conference Call

Verifone will hold its earnings conference call today, September 3rd, at 1:30 pm (PT) / 4.30pm (ET). To listen to the call and view the slides, visit Verifone’s website http://ir.verifone.com. The recorded audio webcast will be available on Verifone's website until September 10, 2015.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological, and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business and operational initiatives, including whether the expected benefits of our plan and initiatives are achieved within expected timeframes or at all, short product cycles and rapidly changing technologies and customer preferences, our ability to maintain competitive leadership position with respect to our payment solution offerings, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to protect our computer systems and networks from fraud, cyber-attacks or security breaches, our assumptions, judgments and estimates regarding the impact on our business of political instability in markets where we conduct business, uncertainty in the global economic environment and financial markets, the status of our relationships with and condition of third parties such as our contract manufacturers, key customers, distributors and key suppliers and service providers upon whom we rely in the conduct of our business, the impact of foreign currency exchange rate fluctuations on our business and results and our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. Verifone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About Verifone
Verifone is transforming everyday transactions into opportunities for connected commerce. We’re connecting more than 27 million payment devices to the cloud-merging the online and in-store shopping experience and creating the next generation of digital engagement between merchants and consumers. We are built on a 30-year history of uncompromised security. Our people are known as trusted experts that work with our clients and partners, helping to solve their most complex payments challenges. We have clients and partners in more than 150 countries, including the world’s best-known retail brands, financial institutions and payment providers.

Verifone.com | (NYSE: PAY) | @verifone

Additional Resources:
http://ir.verifone.com

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2015	2014	% Change (1)	2015	2014	% Change (1)
Net revenues:
System solutions	$333.0	$299.4	11.2%	$970.7	$851.3	14.0%
Services	176.9	176.5	0.2%	515.6	527.1	(2.2)%
Total net revenues	509.9	475.9	7.1%	1,486.3	1,378.4	7.8%

Cost of net revenues:
System solutions	201.2	186.8	7.7%	575.9	541.9	6.3%
Services	102.2	106.3	(3.9)%	300.8	308.2	(2.4)%
Total cost of net revenues	303.4	293.1	3.5%	876.7	850.1	3.1%

Total gross margin	206.5	182.8	13.0%	609.6	528.3	15.4%

Operating expenses:
Research and development	54.2	53.2	1.9%	150.7	153.7	(2.0)%
Sales and marketing	56.6	54.1	4.6%	169.4	161.2	5.1%
General and administrative	55.4	58.5	(5.3)%	152.2	158.1	(3.7)%
Litigation settlement and loss contingency expense	—	—	nm	1.2	9.0	(86.7)%
Amortization of purchased intangible assets	20.0	24.5	(18.4)%	62.9	73.9	(14.9)%
Total operating expenses	186.2	190.3	(2.2)%	536.4	555.9	(3.5)%
Operating income (loss)	20.3	(7.5)	nm	73.2	(27.6)	nm
Interest expense, net	(8.2)	(14.4)	(43.1)%	(23.5)	(35.3)	(33.4)%
Other income (expense), net	(0.6)	(0.4)	nm	(3.5)	(6.7)	nm
Income (loss) before income taxes	11.5	(22.3)	nm	46.2	(69.6)	nm
Income tax provision (benefit)	1.4	5.8	nm	4.3	(1.8)	nm
Consolidated net income (loss)	10.1	(28.1)	nm	41.9	(67.8)	nm
Net income attributable to noncontrolling interests	(0.6)	(0.9)	nm	(1.0)	(1.4)	nm
Net income (loss) attributable to VeriFone Systems, Inc. stockholders	$9.5	$(29.0)	nm	$40.9	$(69.2)	nm

Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders:
Basic	$0.08	$(0.26)		$0.36	$(0.62)
Diluted	$0.08	$(0.26)		$0.35	$(0.62)

Weighted average number of shares used in computing net income (loss) per share:
Basic	114.4	112.0		113.9	111.2
Diluted	116.4	112.0		116.0	111.2

(1) "nm" means not meaningful

VERIFONE SYSTEMS, INC.
NET REVENUES INFORMATION
(UNAUDITED, IN MILLIONS, EXCEPT PERCENTAGES)

		Three Months Ended					Nine Months Ended
	Note	July 31, 2015	April 30, 2015	July 31, 2014	% Change (1) SEQ	% Change (1) YoY	July 31, 2015	July 31, 2014	% Change (1)
GAAP net revenues:
North America		$208.6	$193.0	$129.8	8.1%	60.7%	$561.8	$377.1	49.0%
Latin America		73.7	68.1	89.2	8.2%	(17.4)%	212.9	241.0	(11.7)%
EMEA		172.6	179.4	190.0	(3.8)%	(9.2)%	532.2	565.4	(5.9)%
Asia-Pacific		55.0	49.6	66.9	10.9%	(17.8)%	179.4	194.9	(8.0)%
Total		$509.9	$490.1	$475.9	4.0%	7.1%	$1,486.3	$1,378.4	7.8%

Non-GAAP net revenues: (2)
North America	A	$208.6	$193.0	$129.8	8.1%	60.7%	$561.9	$377.1	49.0%
Latin America		73.7	68.1	89.2	8.2%	(17.4)%	212.9	241.0	(11.7)%
EMEA	A	172.7	179.6	190.2	(3.8)%	(9.2)%	532.9	567.0	(6.0)%
Asia-Pacific	A	55.0	49.6	67.2	10.9%	(18.2)%	179.5	195.2	(8.0)%
Total		$510.0	$490.3	$476.4	4.0%	7.1%	$1,487.2	$1,380.3	7.7%

GAAP net revenues		$509.9	$490.1	$475.9	4.0%	7.1%	$1,486.3	$1,378.4	7.8%
Plus: Non-GAAP net revenues adjustments	A	0.1	0.2	0.5	nm	nm	0.9	1.9	nm
Non-GAAP net revenues (2)		$510.0	$490.3	$476.4	4.0%	7.1%	$1,487.2	$1,380.3	7.7%
(1) "nm" means not meaningful.
(2) Reconciliations for the non-GAAP measures are provided at the end of this press release.

	For three months ended July 31, 2015 compared with three months ended July 31, 2014					For nine months ended July 31, 2015 compared with nine months ended July 31, 2014
	Net revenues growth	Impact due to Non-GAAP net revenues adjustments (A)	Non-GAAP net revenues growth	Impact due to foreign currency (B)	Non-GAAP net revenues at constant currency growth	Net revenues growth	Impact due to Non-GAAP net revenues adjustments (A)	Non-GAAP net revenues growth	Impact due to foreign currency (B)	Non-GAAP net revenues at constant currency growth
North America	60.7%	0.0pts	60.7%	(0.4)pts	61.1%	49.0%	0.0pts	49.0pts	(0.3)pts	49.3%
Latin America	(17.4)%	0.0pts	(17.4)%	(17.0)pts	(0.4)%	(11.7)%	0.0pts	(11.7)pts	(13.7)pts	2.0%
EMEA	(9.2)%	0.0pts	(9.2)%	(14.3)pts	5.1%	(5.9)%	0.1pts	(6.0)pts	(11.6)pts	5.6%
Asia-Pacific	(17.8)%	0.4pts	(18.2)%	(10.7)pts	(7.5)%	(8.0)%	0.0pts	(8.0)pts	(6.6)pts	(1.4)%
Total	7.1%	0.0pts	7.1%	(10.5)pts	17.6%	7.8%	0.1pts	7.7pts	(8.2)pts	15.9%

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN MILLIONS)
	July 31, 2015	October 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$242.1	$250.2
Accounts receivable, net of allowances of $9.4 and $9.9	322.4	305.5
Inventories	121.8	124.3
Prepaid expenses and other current assets	111.7	105.6
Total current assets	798.0	785.6
Fixed assets, net	183.1	177.7
Purchased intangible assets, net	335.9	457.6
Goodwill	1,083.8	1,185.9
Deferred tax assets, net	12.0	30.4
Other long-term assets	74.2	65.0
Total assets	$2,487.0	$2,702.2

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$150.1	$161.2
Accruals and other current liabilities	213.9	207.0
Deferred revenue, net	85.8	92.1
Short-term debt	32.0	32.1
Total current liabilities	481.8	492.4
Long-term deferred revenue, net	53.6	51.0
Long-term debt	781.6	851.0
Long-term deferred tax liabilities, net	121.4	136.1
Other long-term liabilities	73.8	101.0
Total liabilities	1,512.2	1,631.5

Redeemable noncontrolling interest in subsidiary	—	0.8

Stockholders’ equity:
Common stock	1.1	1.1
Additional paid-in capital	1,718.4	1,675.7
Accumulated deficit	(497.3)	(538.2)
Accumulated other comprehensive loss	(282.3)	(104.8)
Total VeriFone Systems, Inc. stockholders’ equity	939.9	1,033.8
Noncontrolling interest in subsidiaries	34.9	36.1
Total equity	974.8	1069.9
Total liabilities and equity	$2,487.0	$2,702.2

VERIFONE SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN MILLIONS)

	Nine Months Ended July 31,
	2015	2014
Cash flows from operating activities
Consolidated net income (loss)	$41.9	$(67.8)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization, net	127.7	161.0
Stock-based compensation expense	32.2	40.9
Deferred income taxes, net	(8.7)	(20.6)
Write-off of debt issuance cost upon extinguishment	—	7.2
Other	14.5	11.0
Net cash provided by operating activities before changes in operating assets and liabilities	207.6	131.7
Changes in operating assets and liabilities:
Accounts receivable, net	(33.4)	(17.2)
Inventories	(6.7)	24.6
Prepaid expenses and other assets	(20.8)	12.5
Accounts payable	(0.2)	24.3
Deferred revenue, net	10.1	20.7
Other current and long-term liabilities	12.2	(49.2)
Net change in operating assets and liabilities	(38.8)	15.7
Net cash provided by operating activities	168.8	147.4

Cash flows from investing activities
Capital expenditures	(78.5)	(62.8)
Acquisition of businesses, net of cash and cash equivalents acquired	(13.6)	—
Other investing activities, net	0.1	2.4
Net cash used in investing activities	(92.0)	(60.4)

Cash flows from financing activities
Proceeds from debt, net of issuance costs	60.0	1,081.1
Repayments of debt	(130.3)	(1,199.7)
Proceeds from issuance of common stock through employee equity incentive plans	12.7	31.6
Other financing activities, net	(2.5)	(2.1)
Net cash used in financing activities	(60.1)	(89.1)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(24.8)	(2.3)

Net decrease in cash and cash equivalents	(8.1)	(4.4)
Cash and cash equivalents, beginning of period	250.2	268.2
Cash and cash equivalents, end of period	$242.1	$263.8

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2015
GAAP		$509.9	$206.5	40.5%	$20.3	$1.4	$9.5
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.1	0.1		0.1	—	0.1
Amortization of purchased intangible assets	C	—	4.5		24.5	—	24.5
Other merger and acquisition related expenses	C	—	0.5		1.7	—	3.2
Stock based compensation	D	—	0.4		11.2	—	11.2
Restructuring charges	E	—	0.2		6.0	—	6.0
Other charges and income	E	—	0.5		7.7	—	7.7
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	E	—	—		—	7.9	(7.9)
Non-GAAP		$510.0	$212.7	41.7%	$71.5	$9.3	$54.3

		Weighted average number of shares used in computing net income per share:				Net income per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		114.4	116.4			$0.08	$0.08
Non-GAAP		114.4	116.4			$0.47	$0.47

(1) Net income per share is calculated by dividing the Net income attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholders
Three Months Ended April 30, 2015
GAAP		$490.1	$203.9	41.6%	$29.7	$1.4	$17.6
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.2	0.2		0.2	—	0.2
Amortization of purchased intangible assets	C	—	4.6		25.2	—	25.2
Other merger and acquisition related expenses	C	—	0.4		0.5	—	1.5
Stock based compensation	D	—	0.4		8.9	—	8.9
Restructuring charges	E	—	—		0.2	—	0.2
Other charges and income	E	—	0.2		4.6	—	4.6
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	E	—	—		—	7.3	(7.3)
Non-GAAP		$490.3	$209.7	42.8%	$69.3	$8.7	$50.9

		Weighted average number of shares used in computing net income per share:				Net income per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		113.9	115.9			$0.15	$0.15
Non-GAAP		113.9	115.9			$0.45	$0.44

(1) Net income per share is calculated by dividing the Net income attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Three Months Ended July 31, 2014
GAAP		$475.9	$182.8	38.4%	$(7.5)	$5.8	$(29.0)
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.5	0.5		0.5	—	0.5
Amortization of purchased intangible assets	C	—	10.1		34.6	—	34.6
Other merger, acquisition and divestiture related expenses	C	—	0.6		1.2	—	1.9
Stock based compensation	D	—	0.5		13.2	—	13.2
Restructuring charges	E	—	1.8		10.9	—	10.9
Cost of debt refinancing	E	—	—		4.1	—	9.3
Other charges and income	E	—	1.9		5.9	—	5.9
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	E	—	—		—	2.0	(2.0)
Non-GAAP		$476.4	$198.2	41.6%	$62.9	$7.8	$45.3

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		112.0	112.0			$(0.26)	$(0.26)
Adjustment for diluted shares	F	—	2.3
Non-GAAP		112.0	114.3			$0.40	$0.40

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income	Income tax provision	Net income attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2015
GAAP		$1,486.3	$609.6	41.0%	$73.2	$4.3	$40.9
Adjustments:
Amortization of step-down in deferred services net revenues at acquisition	A	0.9	0.9		0.9	—	0.9
Amortization of purchased intangible assets	C	—	13.8		76.7	—	76.7
Other merger and acquisition related expenses	C	—	1.1		3.2	—	2.9
Stock based compensation	D	—	1.6		32.2	—	32.2
Restructure charges	E	—	0.3		7.5	—	7.5
Other charges and income	E	—	1.4		17.3	—	17.3
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	E	—	—		—	22.5	(22.5)
Non-GAAP		$1,487.2	$628.7	42.3%	$211.0	$26.8	$155.9

		Weighted average number of shares used in computing net income per share:				Net income per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		113.9	116.0			$0.36	$0.35
Non-GAAP		113.9	116.0			$1.37	$1.34

(1) Net income per share is calculated by dividing the Net income attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS AND PERCENTAGES)
	Note	Net revenues	Gross margin	Gross margin percentage	Operating income (loss)	Income tax provision (benefit)	Net income (loss) attributable to VeriFone Systems, Inc. stockholders
Nine Months Ended July 31, 2014
GAAP		$1,378.4	$528.3	38.3%	$(27.6)	$(1.8)	$(69.2)
Adjustments:
Amortization of step-down in deferred net revenues at acquisition	A	1.9	1.9		1.9	—	1.9
Amortization of purchased intangible assets	C	—	32.7		106.5	—	106.5
Other merger and acquisition related expenses	C	—	4.3		7.3	—	10.1
Stock based compensation	D	—	1.3		40.9	—	40.9
Restructuring charges	E	—	2.7		16.6	—	16.6
Cost of debt refinancing	E	—	—		4.1	—	11.2
Other charges and income	E	—	5.6		26.4	—	26.2
Income tax effect of non-GAAP exclusions and adjustment to cash basis tax rate	E	—	—		—	22.5	(22.5)
Non-GAAP		$1,380.3	$576.8	41.8%	$176.1	$20.7	$121.7

		Weighted average number of shares used in computing net income (loss) per share:				Net income (loss) per share attributable to VeriFone Systems, Inc. stockholders (1)
		Basic	Diluted			Basic	Diluted
GAAP		111.2	111.2			$(0.62)	$(0.62)
Adjustment for diluted shares	F	—	2.2
Non-GAAP		111.2	113.4			$1.09	$1.07

(1) Net income (loss) per share is calculated by dividing the Net income (loss) attributable to VeriFone Systems, Inc. stockholders by the Weighted average number of shares.

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Constant currency adjustment	Non-GAAP net revenues at constant currency
Note		(A)	(A)	(B)	(B)

Three Months Ended July 31, 2015
North America	$208.6	$—	$208.6	$0.5	$209.1
Latin America	73.7	—	73.7	15.1	88.8
EMEA	172.6	0.1	172.7	27.2	199.9
Asia-Pacific	55.0	—	55.0	7.2	62.2
Total	$509.9	$0.1	$510.0	$50.0	$560.0

System Solutions	$333.0	$—	$333.0
Services	176.9	0.1	177.0
Total	$509.9	$0.1	$510.0

Three Months Ended April 30, 2015
North America	$193.0	$—	$193.0
Latin America	68.1	—	68.1
EMEA	179.4	0.2	179.6
Asia-Pacific	49.6	—	49.6
Total	$490.1	$0.2	$490.3

System Solutions	$324.3	$—	$324.3
Services	165.8	0.2	166.0
Total	$490.1	$0.2	$490.3

Three Months Ended July 31, 2014
North America	$129.8	$—	$129.8
Latin America	89.2	—	89.2
EMEA	190.0	0.2	190.2
Asia-Pacific	66.9	0.3	67.2
Total	$475.9	$0.5	$476.4

System Solutions	$299.4	$—	$299.4
Services	176.5	0.5	177.0
Total	$475.9	$0.5	$476.4

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

	GAAP net revenues	Amortization of step-down in deferred revenue at acquisition	Non-GAAP net revenues	Constant currency adjustment	Non-GAAP net revenues at constant currency
Note		(A)	(A)	(B)	(B)

Nine Months Ended July 31, 2015
North America	$561.8	$0.1	$561.9	$1.3	$563.2
Latin America	212.9	—	212.9	32.9	245.8
EMEA	532.2	0.7	532.9	65.9	598.8
Asia-Pacific	179.4	0.1	179.5	12.8	192.3
Total	$1,486.3	$0.9	$1,487.2	$112.9	$1,600.1

System Solutions	$970.7	$—	$970.7
Services	515.6	0.9	516.5
Total	$1,486.3	$0.9	$1,487.2

Nine Months Ended July 31, 2014
North America	$377.1	$—	$377.1
Latin America	241.0	—	241.0
EMEA	565.4	1.6	567.0
Asia-Pacific	194.9	0.3	195.2
Total	$1,378.4	$1.9	$1,380.3

System Solutions	$851.3	$—	$851.3
Services	527.1	1.9	529.0
Total	$1,378.4	$1.9	$1,380.3

VERIFONE SYSTEMS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN MILLIONS)

		Three Months Ended					Years Ended
	Note	July 31, 2015	April 30, 2015	July 31, 2014	% Change SEQ	% Change YoY	July 31, 2015	July 31, 2014	% Change
Free Cash Flow
GAAP net cash provided by operating activities	G	$71.4	$56.3	$58.9	26.8%	21.2%	$168.8	$147.4	14.5%
Less: GAAP capital expenditures	G	(29.6)	(29.3)	(20.9)	1.0%	41.6%	(78.5)	(62.8)	25.0%
Free cash flow	G	$41.8	$27.0	$38.0	54.8%	10.0%	$90.3	$84.6	6.7%

		Three Months Ending October 31, 2015		Year Ending October 31, 2015
Guidance		Range of Guidance		Range of Guidance
GAAP net revenues		$510	$513	$1,996	$1,999
Adjustments to net revenues	A	—	—	1	1
Non-GAAP net revenues		$510	$513	$1,997	$2,000

NON-GAAP FINANCIAL MEASURES

This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP Services net revenues; non-GAAP net revenues at constant currency; non-GAAP gross margin as a percentage of non-GAAP net revenues; non-GAAP net income (loss) per diluted share, and free cash flow. This press release also includes certain forward-looking non-GAAP financial measures, specifically projected non-GAAP net revenues and non-GAAP net income per diluted share for the fourth fiscal quarter and full fiscal year 2015. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures, to the extent available without unreasonable effort, are included in this press release.

Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate Verifone's performance and operations and to compare Verifone's current results with those for prior periods as well as with the results of peer companies. Verifone incurs, due to differences in debt, capital structure and investment history, certain income and expense items, such as stock based compensation, amortization of acquired intangibles and other non-cash expenses, that differ significantly from Verifone's competitors.  The non-GAAP financial measures reflect Verifone's reported operating performance without such items.  Management also uses these non-GAAP financial measures in Verifone's budget and planning process. Management believes that the presentation of these non-GAAP financial measures is useful to investors in comparing Verifone's operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as acquisition related costs, employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on Verifone's debt, income taxes and the related cash requirements, and restructuring charges, associated with Verifone's results of operations as determined in accordance with GAAP.

Furthermore, Verifone expects to continue to incur income and expense items that are similar to those that are excluded by the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Our GAAP and non-GAAP net revenues are presented for our geographic regions: North America, Latin America, EMEA and Asia-Pacific. North America includes the US and Canada. Latin America includes South America, Central America, Mexico and the Caribbean. EMEA includes Europe, Russia, the Middle East, and Africa. Asia-Pacific includes Australia, New Zealand, China, India and throughout the rest of Greater Asia, including other Asia-Pacific Rim countries.
Note A: Non-GAAP net revenues. Non-GAAP net revenues exclude the fair value decrease (step-down) in deferred revenue at acquisition. Although the step-down of deferred revenue fair value at acquisition is reflected in our GAAP financial statements, it results in net revenues immediately post-acquisition that are lower than net revenues that would be recognized in accordance with GAAP on those same services if they were sold under contracts entered into post-acquisition. We adjust the step-down to achieve comparability to net revenues of the acquired entity earned pre-acquisition and to our GAAP net revenues to be earned on contracts sold in future periods. These non-GAAP net revenues amounts are not intended to be a substitute for our GAAP disclosures of net revenues, and should be read together with our GAAP disclosures.

Note B: Non-GAAP net revenues at constant currency. Verifone determines non-GAAP net revenues at constant currency by recomputing non-GAAP net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. Verifone uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations.

Note C: Merger and Acquisition Related. Verifone adjusts certain revenues and expenses for items that are the result of merger and acquisitions.

Acquisition related adjustments include the amortization of intangible assets, fixed asset fair value adjustments, contingent consideration adjustments, incremental costs associated with acquisitions (such as legal fees related to litigation assumed as part of acquisitions) and acquisition integration expenses (such as costs of personnel required to assist with integration transitions). In addition, we adjust for changes in estimate and final resolution of contingencies that existed at the time of acquisition. Acquisition related expenses also result from events which arise from unforeseen circumstances which often occur outside the ordinary course of business.

Verifone analyzes the performance of its operations without regard to these adjustments. In determining whether any merger or acquisition related adjustment is appropriate, Verifone takes into consideration, among other things, how such adjustments would or would not aid the understanding of the performance of its operations.

Note D: Stock-Based Compensation. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option or other stock based award is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option or other stock based award can be spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

Note E: Other Charges and Income. Verifone excludes certain revenue, expenses and other income (expense) that we have determined is not reflective of ongoing operating results. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, we exclude them in our non-GAAP financial measures because we believe these items may limit the comparability of our ongoing operations with prior and future periods. These adjustments for other charges and income include:

•	Litigation settlement and loss contingency expense.

•	Certain costs incurred in connection with senior executive management changes, such as separation payments, non-compete arrangement fees, legal fees, recruiter fees and sign on bonuses.

•	Certain expenses, such as professional services and certain personnel costs, incurred on initiatives to transform, streamline and centralize our global operations.

•	Restructure and impairment charges related to certain exit activities initiated as part of our global transformation initiatives.

•	Gain or loss on financial transactions, such as the accelerated amortization of capitalized debt issuance costs due to the early repayment of debt and costs incurred to refinance our debt.

We assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Income taxes are adjusted for the tax effect of the adjusting items related to our non-GAAP financial measures and to reflect our medium to long term estimate of cash taxes on a non-GAAP basis, in order to provide our management and users of the financial statements with better clarity regarding the on-going comparable performance and future liquidity of our business. Under GAAP our Income tax provision (benefit) as a percentage of Income (loss) before income taxes was 12.6% for the fiscal quarter ended July 31, 2015, 7.6% for the fiscal quarter ended April 30, 2015, (25.5)% for the fiscal quarter ended July 31, 2014, 9.3% for the nine months ended July 31, 2015 and 2.7% for the nine months ended July 31, 2014. For non-GAAP purposes, we used a 14.5% rate for the fiscal quarters ended July 31, 2015, April 30, 2015 and July 31, 2014 and the nine months ended July 31, 2015 and 2014.

Note F: Non-GAAP diluted shares. Diluted non-GAAP weighted average shares include additional shares that are dilutive for non-GAAP computations of earnings per share in periods when we have a non-GAAP net income and a GAAP basis net loss.

Note G: Free Cash Flow. Free cash flow is not defined under GAAP. Therefore, it should not be considered a substitute for income or cash flow data prepared in accordance with GAAP and may not be comparable to similarly titled measures used by other companies. Verifone determines free cash flow as net cash provided by operating activities less capital expenditures. We use this non-GAAP measure to evaluate our operating cash spend including the impact of our investments in long-term operating assets, such as property, equipment and capitalized software.

Contacts

VeriFone Systems, Inc.
Investor Relations:
Douglas D. Reed, 408-232-7979
SVP, Treasury & Investor Relations
ir@verifone.com
or
Media Relations:
Andy Payment, 770-754-3541
andy.payment@verifone.com

Source: VeriFone Systems, Inc.